Exhibit 99.1

February 22, 2005

John Shin

3804 Modena Place

San Diego, CA 92130

Re:                             Separation Agreement: SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Dear John:

This letter sets forth the terms and conditions of our agreement (the “Agreement”) regarding your employment with Cymer, Inc. (the “Company”).  The Company and you have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.  This Agreement shall become effective on the “Effective Date” as defined in Section 12.  You and the Company hereby agree as follows:

1.                                      Separation Date.  Your employment with the Company was terminated effective December 15, 2004 (the “Separation Date”).  You have been paid all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations.  You are entitled to this payment regardless of whether or not you sign this Agreement.

2.                                      Severance.  In exchange for the promises and covenants set forth herein, and in consideration thereof, the Company will provide you with severance benefits as follows:

(a)                                  Your base salary in effect as of the Separation Date ($240,000 per annum) will continue to be paid to you for a period of one (1) year following the Separation Date, said payments to be made on the Company’s standard payroll dates and in accordance with the Company’s standard payroll practices, less standard payroll deductions and withholdings.  In the event your death occurs within one (1) year following the Separation Date, the Company shall immediately pay to you and/or your heirs the remainder of your base salary pursuant to this Section 2(a);

(b)                                  You shall receive a monthly payment of three thousand six hundred dollars ($3,600.00) as a housing and car allowance/reimbursement until the earlier of:  i) the relocation of your principal residence to a point outside San Diego County, California, or ii) the termination, expiration, or revocation of, or your material breach of, the Consulting Services Agreement attached hereto as Exhibit A, provided that you shall include this allowance in the monthly consulting fee invoice you submit to the Company;

(c)                                  In lieu of a bonus, you shall receive a lump sum payment of $121,846.15, less standard deductions and withholdings, to be paid no later than five (5) business days after the

John Shin

February 22, 2005

Effective Date of this Agreement.  No portion or amount of this severance nor any other benefit provided by this Agreement shall be paid until after the Effective Date of this Agreement; and

(d)                                  The Company will provide you, upon your written request made no later than the Effective Date of this Agreement, with outplacement services through Lee, Hecht, Harrison for a period not to exceed six (6) months.

3.                                      Insurance Benefits.  If you are eligible for and should you elect continued health insurance under the Company’s policies pursuant to COBRA, the Company will pay your COBRA premium covering you and your family for the period of one year from the Separation Date.  At the conclusion of said period, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.  You will be provided with a separate notice of your COBRA rights.

4.                                      Relocation Expenses.  The Company will reimburse you for actual expenses incurred in relocating the principal residence of you and your family from your current residence in San Diego (shown above) to the Republic of South Korea, up to a maximum of twenty thousand dollars ($20,000.00), provided that all relocation services are coordinated through vendors and resources approved by the Company, and provided that the relocation is completed within twelve (12) months following the Effective Date of this Agreement.

5.                                      Continued Use of AYCO Services.  You will be able to continue to use the services of the AYCO Corporation, at Company expense, for income tax preparation and income tax planning, for both his 2004 and 2005 federal and state income taxes, as well as for financial planning services during the Severance Period and through the submission of his 2005 federal and state income taxes.  After this period, you may continue to use the services of the AYCO Corporation at your own expense.

6.                                      Consulting Agreement.  In exchange for your covenants and promises in this Agreement and the releases provided by you herein, and in order to appropriately secure your continued assistance with respect to business development and customer relations, you and the Company agree to the Consulting Services Agreement attached hereto as Exhibit A and incorporated by this reference.

7.                                      Expense Reimbursement.  You will submit your final documented expense reimbursement statement reflecting all business expenses you incurred prior to and including the Separation Date, if any, for which you seek reimbursement no later than December 31, 2004.  The Company shall reimburse your expenses pursuant to Company policy and regular business practice.

8.                                      Other Compensation and Benefits.  Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional compensation, severance, or benefits from the Company.

9.                                    Company Property.  Upon the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, business plans, notes, samples, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data).

10.                               Confidentiality and Publicity.  The provisions of this Agreement shall be held in strictest confidence by you and shall not be publicized or disclosed in any manner whatsoever; provided, however, that you may disclose this Agreement, in confidence, (a) to your immediate family, (b) to your attorneys, accountants, auditors, tax preparers, and financial advisors, and (c) insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.  Violation of this Section 10 shall be a material breach of this Agreement and upon such a violation the Company shall have the right to discontinue the Consulting Agreement and any associated benefits, and to seek damages.

11.                               Release of Claims.

(a)                                  Release of the Company by You.  In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement.  This general release includes, but is not limited to:  (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, stock, equity, commissions, vacation pay, expense reimbursements, severance pay, or fringe benefits; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Employee Retirement Income Security Act, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), California Labor Code §970, and the California Fair Employment and Housing Act (as amended).

(b)                                  Release of You by the Company.  The Company, in exchange for the promises and consideration provided by you herein, hereby unconditionally and irrevocably releases, waives, and forever discharges you from any and all claims, causes of action, liabilities, actions, statutory penalties, allegations, demands, indemnities, and damages, including attorneys’ fees, based upon or relating to your employment relationship with the Company, your separation from employment, or any other relationship or transaction with or relating to you, except for the following: i) claims based on a breach by you of your Employee Non-Disclosure Agreement, “NDA”, with the Company (defined in Section 12, below); and/or ii) claims based upon financial fraud, theft, embezzlement, or defalcation perpetrated by you against the Company.

12.                               ADEA.  You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  You also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which you were already entitled.  You are advised by this writing, as required by the ADEA that:  (a) your waiver and release do not apply to any claims that may arise after you sign this Agreement; (b) You should consult with an attorney prior to executing this release; (c) you have forty-five (45) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by you and by the Company, provided that you have not earlier revoked this Agreement (the “Effective Date”) and you will not receive any of the benefits specified by this Agreement until after it becomes effective.

13.                               Section 1542 Waiver.  In giving this release, which includes claims which may be unknown to you and the Company at present, you and the Company hereby acknowledge that each has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You and the Company hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

14.                               Confidential Information.  You acknowledge your continuing obligation to comply with your Employee Non-Disclosure Agreement (“NDA”), a copy of which is attached as Exhibit B and incorporated by this reference.  You represent that you have not violated and will not violate the NDA prior to the Effective Date or thereafter.

15.                               Nondisparagement.  You agree that you will not at any time disparage the Company or its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

16.                               Non-solicitation of Company Employees.  You agree that for a period of twelve (12) months immediately following the Separation Date, you shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment with the Company.

17.                               No Admissions.  The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

18.                               Entire Agreement.  This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein.  It may not be modified except in a writing signed by you and a duly authorized officer of the Company.  Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

19.                               Successors and Assigns.  This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

20.                               Applicable Law.  This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

21.                               Attorneys’ Fees.  In the event of any litigation arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to receive his or its damages, court costs, and all out-of-pocket expenses, including attorneys fees.  Such recovery shall include court costs, out-of-pocket expenses, and attorney’s fees on appeal, if any.

22.                               Severability.  If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired.  Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties’ intention with respect to the invalid or unenforceable term or provision.

23.                               Indemnity.  You and the Company represent that neither has assigned or otherwise alienated the claims released by this Agreement and that each will indemnify and save harmless the other from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of said representation.

24.                               Authorization.  You and the Company warrant and represent that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that each is fully entitled and duly authorized to give the releases herein.

25.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

26.                               Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

We wish you the best of luck in your future endeavors.

Sincerely,

CYMER, INC.

/s/ Jennifer Lab-Elsner
Jennifer Lab-Elsner
Vice President, Human Resources

HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS OF THIS AGREEMENT AS STATED ABOVE.

Dated:	February 28, 2005	/s/ John Shin
John Shin

EXHIBIT A

(SEE ATTACHMENT)

EXHIBIT B

Employee Non-Disclosure Agreement